AETNA SERIES FUND, INC.
                              ARTICLES OF AMENDMENT


         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

            FIRST: In connection with and in furtherance of a plan of reorganization and liquidation of the Aetna Asian Growth Fund, a separate fund and series of stock of the Corporation (the "Asian Growth Fund"), the Corporation hereby amends its Charter as currently in effect, consisting of Articles of Incorporation filed with the Department on June 17, 1991 (the "Articles of Incorporation"), Articles Supplementary filed with the Department on September 27, 1993 (the "September 27, 1993 Articles Supplementary"), Articles Supplementary filed with the Department on November 1, 1993 (the "November 1, 1993 Articles Supplementary"), and Articles Supplementary filed with the Department on September 27, 1994 (the "September 27,1994 Articles Supplementary") to include the following:

            A.     As of the Effective Date (as hereinafter defined):

                   (i) all assets belonging to the Asian Growth Fund shall be transferred to, and become assets belonging to, the Aetna International Growth Fund, a separate fund and series of stock of the Corporation (the "International Growth Fund") and all liabilities and obligations reflected in the unaudited statement of assets and liabilities of the Asian Growth Fund as of the close of business on the business day immediately preceding the Effective Date (the "Valuation Date") shall be assumed by, and become liabilities belonging to, the International Growth Fund.

                   (ii) each unissued Class A share of the Aetna Asian Growth Fund series of stock of the Corporation, par value $0.001 per Share ("Class A Asian Growth Fund Shares") shall be reclassified into one unissued Class A Share of the International Growth Fund Series of stock of the Corporation, par value $0.001 per share ("Class A International Growth Fund Shares"), and each unissued Class B Share of the Asian Growth Fund series of stock of the Corporation, par value $0.001 per share ("Class B Asian Growth Fund Shares") shall be reclassified into one unissued Class B Share of the International Growth Fund Series of Stock of the Corporation ("Class B International Growth Fund Shares"). The Class A Asian Growth Fund Shares and the Class B Asian Growth Fund Shares are hereinafter sometimes collectively referred to as "Asian Growth Fund Shares" and the Class A International Growth Fund Shares and the Class B Internal Growth Fund Shares are sometimes hereinafter referred to collectively as "International Growth Fund Shares."

                   (iii) all issued and outstanding Class A Asian Growth Fund Shares (including fractional shares, if any), shall be exchanged for and converted and reclassified into

Class A International Growth Fund Shares and all issued and outstanding Class B Asian Growth Fund Shares (including fractional shares, if any), shall be exchanged for and reclassified into Class B International Growth Fund Shares at the Conversion Rate Per Asian Growth Fund Share (as hereinafter defined). For purposes hereof, the Conversional Rate Per Asian Growth Fund Share shall be the number or fraction which is equal to: (a) the number of International Growth Fund Shares having an aggregate net value equal to the value of the net assets belonging to the Asian Growth Fund transferred to the International Growth Fund (the "New Shares"); divided by (b) the number of issued and outstanding Asian Growth Fund Shares; and each Asian Growth Fund Share shall be exchanged, converted and reclassified for and into a number of International Growth Fund Shares (and/or fractional shares, if any) equal to the Conversion Rate Per Asian Growth Fund Share. The net asset value of the New Shares and the value of the net assets of the Asian Growth Fund transferred to the International Growth Fund shall be determined as of the close of regular trading on the New York Stock Exchange on the Valuation Date using the valuation procedures set for the in the then current prospectus and statement of additional information of the International Growth Fund. Such exchange, conversion and reclassification of all of the issued and outstanding Asian Growth Fund Shares for and into International Growth Fund Shares will take place on the Effective Date automatically and without further action on the part of the Corporation.

            B. Upon the exchange, conversion and reclassification of all of the issued and outstanding Asian Growth Fund Shares for and into International Growth Fund Shares, all issued and outstanding Asian Growth Fund Shares shall be deemed canceled and the provisions of the Charter set forth in the November 1, 1993 Articles Supplementary designating and classifying shares of stock of the Corporation into the Asian Growth Fund Shares, establishing and describing the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Asian Growth Fund Shares and the description, and terms and conditions, of various classes of Asian Growth Fund Shares shall be deleted from the Charter of the Corporation.

            SECOND: The amendments to the Charter of the Corporation herein set forth were duly advised by the Board of Directors of the Corporation and approved by the Stockholders entitled to vote thereon, as required by the Charter and Bylaws of the Corporation and applicable law.

            THIRD: The amendments set forth herein do not increase the authorized capital stock of the Corporation.

            FOURTH: The amendments set forth herein shall become effective and all of the issued and outstanding Asian Growth Fund Shares shall be exchanged for and converted and reclassified into International Growth Fund Shares, as provided herein, as of the close of business on the date (the "Effective Date") which is the later of: (i) August 30, 1996; and (ii) the date on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation as required by the laws of the State of Maryland and not having been abandoned prior to the Effective Date by majority vote of the entire Board of Directors of the Corporation, are filed for record with the Department.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned President and witnessed or attested to by its undersigned Secretary as of this 16th day of September, 1996 and its undersigned President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                    AETNA SERIES FUND INC.


         /s/ Susan E. Bryant                        /s/ Shaun P. Mathews
By:___________________________________     By:_________________________________
     Name:      Susan E. Bryant                Name:     Shaun P. Mathews
     Title:     Secretary                      Title:    President

                             AETNA SERIES FUND, INC.

                              ARTICLES OF AMENDMENT


         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  The Board of Directors of the Corporation, by action taken on September 25, 1996 and pursuant to Section 2-602 of the Maryland Corporations and Associations Code and Article Seventh of the Charter of the Corporation, redesignated two series of the Corporation as follows:

                  Aetna Capital Appreciation Fund is redesignated
                  Aetna Growth Fund; and

                  Aetna Small Cap Growth Fund is redesignated
                  Aetna Small Company Fund,

         such redesignations to apply to all issued and outstanding and authorized but unissued shares of these series.

         This amendment has been approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter has been subscribed for at the time of the approval of this amendment.

         IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


Date:    October 10, 1996

                                            AETNA SERIES FUND, INC.
[CORPORATE SEAL]
                                            By:  /s/ Shaun P. Mathews
                                                 ------------------------------
                                                     Shaun P. Mathews
                                                     President
Attest:

/s/ Susan E. Bryant
------------------------------
Susan E. Bryant
Secretary

                             AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY


         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors by resolution made on September 25, 1996, and pursuant to Section 2-208 of the Maryland Corporations and Associations Code, designated and classified two hundred million shares of the Corporation into a new series as follows:

                                     NAME OF CLASS             NUMBER OF SHARES
NAME OF SERIES                         OF SERIES                  ALLOCATED

Aetna Index Plus Fund                   Class A                  100,000,000
                                        Class B                  100,000,000

         SECOND: The shares of the Corporation authorized and classified pursuant to Articles First of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in Article Seventh of the Charter of the Corporation. The number of shares of capital stock of the various series and classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         THIRD: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue 4 billion, eight hundred million (4,800,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of four million eight hundred thousand dollars ($4,800,000), of which the Board of Directors had designated and classified four billion four hundred million shares as follows:

                                                                   Number of
Name of Series                                 Name of Class   Shares Allocated
                                                 of Series

AETNA MONEY MARKET FUND                           Class A        1,000,000,000
                                                  Class B        1,000,000,000

AETNA BOND FUND                                   Class A          100,000,000
                                                  Class B          100,000,000

THE AETNA FUND                                    Class A          100,000,000
                                                  Class B          100,000,000

AETNA GROWTH AND INCOME FUND                      Class A          100,000,000
                                                  Class B          100,000,000

AETNA INTERNATIONAL GROWTH FUND                   Class A          200,000,000
                                                  Class B          200,000,000

AETNA TAX-FREE FUND                               Class A          100,000,000
                                                  Class B          100,000,000

(THE AETNA TAX-FREE FUND HAS BEEN LIQUIDATED)

AETNA GOVERNMENT FUND                             Class A          100,000,000
                                                  Class B          100,000,000

AETNA SMALL COMPANY GROWTH FUND                   Class A          100,000,000
                                                  Class B          100,000,000

AETNA GROWTH FUND                                 Class A          100,000,000
                                                  Class B          100,000,000

AETNA ASCENT FUND                                 Class A          100,000,000
                                                  Class B          100,000,000

AETNA CROSSROADS FUND                             Class A          100,000,000
                                                  Class B          100,000,000

AETNA LEGACY FUND                                 Class A          100,000,000
                                                  Class B          100,000,000

         FOURTH: As amended hereby, the Board of Directors has designated four billion, six hundred million (4,600,000,000) of such shares into series (collectively, "the Series" and each individually a "Series") and classified the shares of each Series as set forth above and in Article Second hereof;

         FIFTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various series of shares shall be as set forth in the Corporation's Articles of Incorporation and those set forth as follows:

         (a) Assets Belonging to the Series. All consideration received by the Corporation for the issue or sale of shares of the Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the Series as provided in the following sentence, are herein referred to as "assets belonging to" the Series. In the event there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series of the Corporation and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

         (b) Liabilities Belonging to the Series. The assets belonging to the Series shall be charged with (i) the liabilities of the Corporation in respect of the Series, (ii) all expenses, costs, charges and reserves attributable to the Series, and (iii) any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series and which shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series of the Corporation from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to the Series are herein referred to as "liabilities belonging to" the Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

         (c) Income Belonging to the Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland Corporation Code and the Investment Company Act of 1940, as amended (the "1940 Act") to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding. "Income belonging to" the Series includes all income, earnings and profits derived from assets belonging to the Series, less any expenses, costs, charges or reserves belonging to the Series, for the relevant time period.

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

         (d) Dividends. Dividends and distributions on shares of the Series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to the Series.

         All dividends on shares of the Series shall be paid only out of the income belonging to the Series, and capital gains distributions on shares of the Series shall be paid only out of the capital gains belonging to the Series. All dividends and distributions on shares of the Series shall be distributed pro rata to the holders of such shares in proportion to the number of shares of the Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation or Series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation or Series for such tax.

         Dividends and distributions may be paid in cash, property or shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in subsection
         (h) below.

         (e) Liquidation. In the event of liquidation of the Corporation or of a particular Series of the Corporation, the shareholders of the Series that has been designated and is being liquidated shall be entitled to receive, as a Series, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities belonging to it. The holders of shares of such Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the shareholders of the Series being liquidated shall be distributed among such shareholders in proportion to the number of shares of such Series held by them and recorded on the books of the Corporation. The liquidation of any particular

         Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding shares of such Series, as defined in the 1940 Act.

         (f) Voting. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation, and all shares of the Series shall vote as a single Series ("Single Series Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of a particular Series is required by the 1940 Act or by the Maryland Corporation Code, such requirement as to a separate vote by that Series shall apply in lieu of Single Series Voting; (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more Series, then subject to clause (iii) below, the shares of all other Series shall vote as a single Series; and (iii) as to any matter which does not affect the interest of a particular Series, only the holders of shares of the one or more affected Series shall be entitled to vote.

         (g) Redemption by Shareholder. Each holder of shares of the Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her shares of a particular Series at a redemption price per share equal to the net asset value per share of that Series next determined (in accordance with subsection (h)) after the shares are properly tendered for redemption. Payment of the proceeds of redemption shall be in cash unless the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable. In the event of such determination, the Corporation may make payment wholly or partly in securities or other assets belonging to the Series at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right to the holders of shares of a Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act.

         (h) Net Asset Value Per Share. The net asset value per share of each Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of outstanding shares of the Series.

         (i) Equality. All shares of the Series shall represent an equal proportionate interest in the assets belonging to the Series (subject to the liabilities belonging to the Series) and each share of the Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of a Series into a greater or lesser number of shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to the Series or in any way affecting the rights of holders of shares of any other Series.

         (j) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of the Series shall have the right to convert or exchange said shares into shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

         (k) Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value the shares of the Series from a shareholder whose shares have an aggregate current net asset value less than an amount established by the Board of Directors. No such redemption shall be effected unless the Corporation has given the shareholder reasonable notice of its intention to redeem the shares and an opportunity to purchase a sufficient number of additional shares to bring the aggregate current net asset value of his or her shares to the minimum amount established. Upon redemption of shares pursuant to this section, the Corporation shall cause prompt payment of the full redemption price to be made to the holder of shares so redeemed.

         SIXTH: The various classes of shares of each Series shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

         (a) The assets of each class of a Series shall be invested in the same investment portfolio of the Corporation.

         (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

         (c) The proceeds of the redemption of Class B shares of each Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

         (d) The holders of each class of shares of each Series shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of any Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of shares.

         IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:    October 10, 1996

                                               AETNA SERIES FUND, INC.



                                               By: /s/ Shaun P. Mathews
                                                   ----------------------------
                                                   Shaun P. Mathews
                                                   President


Attest:

/s/ Susan E. Bryant
----------------------------
Susan E. Bryant
Secretary


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